Exhibit 99.1

Media and Investor contact:

Jeff Horwitz

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson Amends Credit Facility,

Reducing Interest Rate and Extending Maturity

CHICAGO – November 17, 2016 –Ryerson Holding Corporation (NYSE: RYI), announced today that it amended its credit facility reducing its interest rate and extending its maturity. Ryerson expects to continue using the facility for general corporate purposes, which may include working capital needs, capital expenditures, funding of possible acquisitions, and satisfaction of other obligations of the company. The credit facility is secured primarily by the inventory and accounts receivable of the company’s U.S. and Canadian operating subsidiaries.

The amended agreement has extended the maturity date to November 16, 2021. Under the amended agreement, the total credit facility size was reduced to $750 million, the interest rate on current outstanding borrowings decreased 25 basis points, and commitment fees on amounts not borrowed were reduced 2.5 basis points, as compared to the credit facility prior to the amendment.

“Ryerson’s strong financial performance and capital structure improvements allowed us to lower the interest rate and extend the maturity date on the credit facility,” stated Erich Schnaufer, Ryerson’s chief financial officer. “This amendment reduces our borrowing costs while maintaining the liquidity necessary to grow our business and continue our transformation.”

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, China and Mexico. The company serves a variety of industries, including customers making products or equipment for commercial ground transportation, metal fabrication and machine shops, industrial, consumer durable, HVAC, construction, food processing and agriculture, as well as oil & gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,400 employees in around 100 locations. For more information, visit Ryerson at www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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